Exhibit 5.1

FLG FLANGAS LAW GROUP

Writer's email: kps@fdlawlv.com

May 5, 2023

Board of Directors

Senmiao Technology Limited

16F Shihao Square

Middle Jiannan Blvd. High-Tech Zone

Chengdu, Sichuan, 61000-0, China

Re:	Senmiao Technology Limited

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel for Senmiao Technology Limited, a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on May 5, 2023, in connection with the resale by the selling stockholders named therein (the “Selling Stockholders”) of up to 6,136,617 shares (the “Conversion Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”) issuable upon the conversion or exercise of (i) the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) that were issued to the selling stockholders identified in the Registration Statement; (ii) warrants to purchase up to an aggregate of 5,310,762 shares of Common Stock issuable upon the exercise of warrants (the “Investor Warrants,” as exercised, collectively, the “Investor Warrant Shares”) that were issued to the selling stockholders identified in the Registration Statement; and (iii) warrants to purchase up to an aggregate of 55,149 shares of Common Stock issuable upon the exercise of warrants issuable upon exercise of warrants (the “Placement Agent Warrants”, together with the “Investor Warrants”, the “Warrants”) that were issued to the placement agent in connection with the private placement of the Series A Preferred Stock (the “PA Warrants”) (the “PA Warrants, as exercised, “PA Warrant Shares,” collectively with the Investor Warrant Shares, the “Warrant Shares”) pursuant to that certain Placement Agency Agreement by and between the Company and placement agent.

In arriving at the opinion expressed below, we have examined such corporate proceedings, records and documents, and such matters of law, as we have considered necessary for the purposes of this opinion. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. As part of our examination, we have examined the following documents, among others:

A.	the Registration Statement;

3275 South Jones Blvd., Suite 105 | Las Vegas, Nevada 89146 | Phone: (702) 307-9500 | Fax: (702) 382-9452

May 5, 2023

B.	the Securities Purchase Agreement dated as of May 11, 2021 the Company and the buyers named therein;

C.	the Placement Agency Agreement;

D.	form of the Investors Warrant

E.	form of PA Warrant;

F.	the Articles of Incorporation of the Company;

G.	the Certificate of Amendment to the Articles of Incorporation;

H.	the Bylaws of the Company;

I.	Certificate of Designations of Series A Preferred Stock

J.	a Certificate of Good Standing issued by the Secretary of State of the State of Nevada, dated May 5, 2023, certifying that the Company is in existence and in good standing in the State of Nevada;

K.	a certain Unanimous Written Consent of the Board of Directors of the Company, dated May 11, 2021; and

L.	a certain certificate of the officers of the Company certifying as to certain factual matters.

In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). In addition, we have assumed and not verified the accuracy as to the factual matters of each document we have reviewed and the accuracy of, and each applicable party’s full compliance with, any representations and warranties contained therein. Accordingly, we are relying upon (without any independent investigation thereof) the truth and accuracy of the statements, covenants, representations and warranties set forth in the documents we have reviewed.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the state of Nevada.

May 5, 2023

2.	The Conversion Shares have been duly authorized and, when issued and sold in accordance with, and in the manner described in, the Securities Purchase Agreement against receipt of the consideration set forth therein, the Registration Statement, such Conversion Shares will be validly issued, fully paid and nonassessable.

3.	The Investor Warrants have been duly authorized for issuance pursuant to the Securities Purchase Agreement.

3.	The PA Warrants have been duly authorized for issuance pursuant to the Placement Agency Agreement.

4.	The Investor Warrants Shares have been duly authorized, and when issued upon exercise of the Investor Warrants against payment of the exercise price in accordance with the terms of the Investor Warrants, will be validly issued, fully paid and nonassessable.

5.	The PA Warrant Shares have been duly authorized, and when issued upon exercise of the PA Warrants against payment of the exercise price in accordance with the terms of the PA Warrants, will be validly issued, fully paid and nonassessable.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the state of Nevada. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

We render this opinion subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as and to the extent expressly stated herein with respect to the authorization and issuance of the Conversion Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date of this letter, and we do not undertake by delivery of this opinion or otherwise to advise you of any change in any matter set forth herein, whether based on a change in law (whether by legislative action, judicial decision, administrative decision or otherwise) or a change in any fact arising subsequent to the date hereof that might affect any of the opinions expressed herein.

May 5, 2023

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S -K under the Securities Act. This opinion is furnished for the benefit of the addressee hereof and for use solely in connection with the transactions contemplated by the Securities Purchase Agreement and may not be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby expressly consent to the statements made in reference to our firm to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on or about the date hereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/Flangas Law Group

FLANGAS LAW GROUP